SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. _____)

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OLD LINE BANCSHARES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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OLD LINE BANCSHARES, INC.
2995 Crain Highway
Waldorf, Maryland 20601

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 26, 2005, AT 5:00 P.M.

     The Annual Meeting of Stockholders of Old Line Bancshares, Inc., a Maryland corporation, will be held on May 26, 2005, at 5:00 p.m., local time, at Old Line Bancshares, Inc.’s office located at 2995 Crain Highway, Waldorf, Maryland 20601 for the following purposes:

1.	To elect four directors to serve for a three-year term ending at the Annual Meeting of Stockholders to be held in 2008, and until their successors are duly elected and qualified.

2.	To ratify the appointment of Rowles & Company, LLP as independent public accountants to audit the financial statements of Old Line Bancshares, Inc. for 2005.

3.	To act upon any other matter that may properly come before the meeting or any adjournment or postponement thereof.

     Only stockholders of record at the close of business on April 14, 2005 will be entitled to notice of and to vote at the meeting or any adjournment or postponement thereof.

     Accompanying this notice is a proxy statement and proxy form. Whether or not you plan to attend the meeting, please indicate your choices on the matters to be voted upon, date and sign the enclosed proxy and return it in the enclosed postage-paid return envelope. You may revoke your proxy at any time prior to or at the meeting by written notice to Old Line Bancshares, Inc., by executing a proxy bearing a later date, or by attending the meeting and voting in person.

     You are cordially invited to attend the meeting in person.

By Order of the Board of Directors,

/s/Christine M. Rush

Christine M. Rush, Secretary

Waldorf, Maryland
April 20, 2005

OLD LINE BANCSHARES, INC.
2995 Crain Highway
P.O. Box 1890 Waldorf, Maryland 20604

PROXY STATEMENT

Annual Meeting of Stockholders to be held on
May 26, 2005 at 5:00 P.M.

INTRODUCTION

     This Proxy Statement is furnished on or about April 20, 2005 to stockholders of Old Line Bancshares, Inc. in connection with the solicitation of proxies by Old Line Bancshares, Inc.’s Board of Directors to be used at the annual meeting of stockholders described in the accompanying notice (the “Annual Meeting”) and at any adjournments or postponements thereof. The purposes of the Annual Meeting are set forth in the accompanying notice of annual meeting of stockholders.

     This proxy material is being sent to Old Line Bancshares, Inc.’s stockholders on or about April 20, 2005. Old Line Bancshares, Inc.’s annual report on Form 10-KSB, including financial statements for the year ended December 31, 2004, has been mailed to all stockholders with this proxy material.

SOLICITATION AND REVOCATION OF PROXIES

     The enclosed proxy is solicited by the Board of Directors of Old Line Bancshares, Inc. The Board of Directors selected Mr. Daniel W. Deming and Ms. Nancy L. Gasparovic or either of them, to act as proxies with full power of substitution. The proxy is revocable at any time prior to or at the Annual Meeting by written notice to Old Line Bancshares, Inc., by executing a proxy bearing a later date, or by attending the Annual Meeting and voting in person. A written notice of revocation of a proxy should be sent to the Secretary, Old Line Bancshares, Inc., P.O. Box 1890, Waldorf, Maryland 20604, and will be effective if received by the Secretary prior to the Annual Meeting. The presence of a stockholder at the Annual Meeting alone will not automatically revoke such stockholder’s proxy.

     In addition to solicitation by mail, officers and directors of Old Line Bancshares, Inc. may solicit proxies personally or by telephone. Old Line Bancshares, Inc. will not specifically compensate these persons for soliciting such proxies. Old Line Bancshares, Inc. will bear the cost of soliciting proxies. These costs may include reasonable out-of-pocket expenses in forwarding proxy materials to beneficial owners. Old Line Bancshares, Inc. will reimburse brokers and other persons for their reasonable expenses in forwarding proxy materials to customers who are beneficial owners of the common stock of Old Line Bancshares, Inc. registered in the name of nominees.

OUTSTANDING SHARES AND VOTING RIGHTS

     Stockholders of record at the close of business on April 14, 2005 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. As of the close of business on that date, there were outstanding and entitled to vote 2,140,660.5 shares of common stock, $0.01 par value per share, each of which is entitled to one vote.

     The presence, in person or by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting will be necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting.

     For the election of directors, which requires a plurality of the votes cast, only proxies and ballots indicating votes “FOR” a nominee or “WITHHOLD AUTHORITY” for a nominee are counted to determine the total number of votes cast, and abstentions and broker non-votes have no effect on the outcome of the election.

     The affirmative vote of at least a majority of all votes cast at the Annual Meeting is sufficient for the ratification of the appointment of Rowles & Company LLP. An abstention or broker non-vote is not included in calculating votes cast with respect to these proposals.

     A broker “non-vote” is a proxy received from a broker or nominee indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares on a particular matter with respect to which the broker or nominee does not have discretionary power.

     All proxies will be voted as directed by the stockholder on the proxy form. A proxy, if executed and not revoked, will be voted in the following manner (unless it contains instructions to the contrary, in which event it will be voted in accordance with such instructions):

FOR the nominees for directors named below.

FOR ratification of the appointment of Rowles & Company, LLP as independent public accountants for 2005.

Proxies will be voted in the discretion of the holder on such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

IT IS ANTICIPATED THAT OLD LINE BANCSHARES, INC.’S DIRECTORS AND OFFICERS WILL VOTE THEIR SHARES OF
COMMON STOCK IN FAVOR OF THE NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS LISTED HEREIN AND FOR
THE RATIFICATION OF THE APPOINTMENT OF ROWLES & COMPANY, LLP.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

     The following table sets forth information with respect to the beneficial ownership of Old Line Bancshares, Inc.’s common stock by each director, by its executive officers and by all of its directors and executive officers as a group, as well as information regarding each other person that we believe own in excess of 5% of the outstanding common stock. Unless otherwise noted below, we believe that each person named in the table has or will have the sole voting and sole investment power with respect to each of the securities reported as owned by such person.

			Total Number
		Options to	of Shares
Name and Address of	Common	Purchase	Beneficially	Percentage of
Beneficial Owner (1)	Stock(2)	Common Stock(2)	Owned (2)(3)	Ownership (4)
Charles A. Bongar, Jr.(5)	19,890	2,100	21,990	1.03%
Joseph E. Burnett	18,900	4,020	22,920	1.07%
Craig E. Clark(6)	82,199	2,100	84,299	3.93%
James W. Cornelsen	49,394	28,800	78,194	3.60%
Daniel W. Deming(7)	16,200	7,500	23,700	1.10%
James F. Dent	43,290	7,500	50,790	2.36%
Nancy L. Gasparovic	6,300	7,500	13,800	0.64%
Randy A. Lakes	4,410	7,500	11,910	0.55%
Frank Lucente(8)	120,750	3,000	123,750	5.77%
Gail D. Manuel(9)	9,900	3,900	13,800	0.64%
John D. Mitchell(10)	10,828	7,500	18,328	0.85%
Gregory S. Proctor, Jr.	4,302	1,200	5,502	0.26%
Christine M. Rush(11)	1,800	4,020	5,820	0.39%

All directors & executive officers as a group (13 people)	388,163	86,640	474,803	21.32%

John S. Clark 305 Lake Shore Drive Shady Shores, Texas 76208	122,400	0	122,400	5.72%

Jeffrey A. Miller and Eric D. Jacobs(12) c/o Miller & Jacobs Capital, L.L.C. P.O. Box 26039, Gallows Bay Station Christiansted, Virgin Islands 00824	118,680	0	118,680	5.54%

Nathan S. Jones, III 3400 Boulevard Colonial Heights, Va. 23834	121,440	0	121,440	5.67%

(1) Unless otherwise indicated, the address of each person listed in the foregoing table is the address of Old Line Bancshares, Inc.

(2) Shares of common stock, options to purchase common stock and total number of shares beneficially owned are adjusted to reflect the 20% stock dividend paid on March 24, 2005.

(3) The total number of shares beneficially owned includes shares of common stock owned by the named persons as of the date of this Proxy Statement and shares of common stock subject to options held by the named persons that are exercisable as of, or within 60 days of, the date of this Proxy Statement.

(4) The shares of common stock subject to options are deemed outstanding for the purpose of computing the percentage ownership of the person holding the options, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(5) Includes 480 shares of common stock held for the benefit of his grandson.

(6) Includes 62,736 shares of common stock held jointly with his spouse. Does not include 11,329 shares owned by an individual retirement account for the benefit of his spouse. Mr. Clark disclaims beneficial ownership in such shares. Does not include 4,800 shares of common stock held in trust for the benefit of his mother-in-law. His spouse is trustee of the trust. Mr. Clark disclaims beneficial ownership in such shares.

(7) Holds 6,840 shares of common stock jointly with his spouse, and 9,000 shares of common stock in Deming Associates, Inc. of which Mr. Deming is President and sole owner.

(8) Includes 62,340 shares of common stock held by Lucente Enterprises, Inc., of which Mr. Lucente is the President, and 2,400 shares of common stock held by Chesapeake Custom Homes, LLC, of which Lucente Enterprises, Inc. is a manager and the majority member. Does not include 5,760 share owned by an individual retirement account for the benefit of his spouse. Mr. Lucente disclaims beneficial ownership in such shares.

(9) Includes 1,008 shares of common stock held jointly with her spouse.

(10) Includes 60 shares of common stock held for the benefit of his granddaughter.

(11) Includes 360 shares of common stock held jointly with Mark O. Posten.

(12) Mr. Jacobs and Mr. Miller have indicated that they indirectly own 118,680 shares of common stock as the sole managers and members of Miller & Jacobs Capital, L.L.C., which is affiliated with several investment entities, including the Acadia Fund I, L.P.

PROPOSAL I
ELECTION OF DIRECTORS

     The Board of Directors currently has 11 directors, divided into three classes – Class A, Class B and Class C.

     As part of the transaction to form Old Line Bancshares, Inc. and reorganize Old Line Bank into the holding company form of organization, the directors of Old Line Bancshares, Inc., who are also the directors of Old Line Bank, were each initially placed into one of the three classes of directors, with the term of office of the three classes expiring at the 2004 annual meeting (for the Class A directors), the 2005 annual meeting (for the Class B directors) or the 2006 annual meeting (for the Class C directors). After this initial phase-in period, the directors in each class will be elected to serve for a three year term and until their respective successors are duly elected and qualified.

     All of the members of Old Line Bancshares, Inc.’s Board of Directors, except Gregory S. Proctor, Jr., have served since the incorporation of Old Line Bancshares, Inc. in April 2003.

     The Board of Directors is recommending the election of Craig E. Clark, Gail D. Manuel, Randy A. Lakes, and Gregory S. Proctor, Jr. as Class A directors for a term ending at the 2008 annual meeting of stockholders. All of the nominees are now directors of the Old Line Bancshares, Inc. and each nominee has consented to serve as a director, if elected. The directors whose terms have not expired will continue to serve as directors until the expiration of their respective terms.

     It is not contemplated that any of the nominees will become unavailable to serve, but if that should occur before the Annual Meeting, proxies that do not withhold authority to vote for the nominees listed below will be voted for another nominee, or nominees, selected by the Board of Directors.

     The proxies solicited hereby, unless directed to the contrary, will be voted “For” the election as directors of all four nominees named below. In order to be elected, a plurality of the shares cast at the Annual Meeting is necessary. Abstentions and broker non-votes have no effect on the outcome of the election.

     Information regarding the nominees and the directors who will continue to serve unexpired terms, and certain information relating to them, follows.

Nominees for election to the Board of Directors for a three-year term expiring in 2008:

     The Board of Directors recommends that stockholders vote “FOR” the election of all nominees.

     Craig E. Clark, 63, is President of Waldorf Carpets, Inc., a wholesale and retail flooring company, which he established in 1969. Mr. Clark is a founder of Old Line Bank. He has served as Chairman of the Board of Directors of Old Line Bank since 1994 and of Old Line Bancshares, Inc. since its incorporation in April 2003 and as a member of the Board of Directors of Old Line Bank since 1988. Mr. Clark resides in Lusby, Maryland.

     Randy A. Lakes, 53, is a Certified Public Accountant and Personal Financial Specialist and owner of Lakes & Company, a Certified Public Accounting Firm in Waldorf, Maryland. He resides in Port Tobacco, Maryland. He has been a member of the Board of Directors of Old Line Bank since 1991.

     Gail D. Manuel, 49, is owner and Director of Trinity Memorial Gardens and Mausoleum in Waldorf, Maryland. She is a past Board of Director of the Charles County Chamber of Commerce and past President of Charles County Zonta Club. She resides in Welcome, Maryland. She has been a member of the Board of Directors of Old Line Bank since 1994.

     Gregory S. Proctor, Jr., 41, is President and Chief Executive Officer of G.S. Proctor & Associates, Inc., a Maryland registered lobbying and consulting firm, which he established in 1995. He resides in Upper Marlboro, Maryland. He has been a member of the Board of Directors of Old Line Bancshares and Old Line Bank since 2004.

Continuing Directors:

     The directors whose terms have not expired are as follows:

     Term Expiring at 2006 Annual Meeting

     Charles A. Bongar, Jr., 60, is a lawyer with the firm of Andrews, Bongar, Starkey & Claggett, P.A. The firm has an office in Waldorf, Maryland. He has practiced law since 1972 and specializes in real estate transactions, estate probate, and personal injury cases. Mr. Bongar resides in LaPlata, Maryland. He has been a member of the Board of Directors of Old Line Bank since 1993.

     Nancy L. Gasparovic, 57, is owner and operator of Title Professionals, Ltd., a real estate settlement company in LaPlata, Maryland. Ms. Gasparovic resides in Issue, Maryland. She has been a member of the Board of Directors of Old Line Bank since 1993.

     Frank Lucente, Jr., 63, is Chairman of Chesapeake Custom Homes, a Suburban Maryland residential home builder and developer, and President of Lucente Enterprises, Inc., a land development holding company. Mr. Lucente resides in Edgewater, Maryland. He has been a member of the Board of Directors of Old Line Bank since 2002. In December 2003, the Board of Directors voted unanimously to appoint Mr. Lucente to the newly established position of Vice Chairman of the Board of Directors of Old Line Bank. Mr. Lucente also serves in that position for Old Line Bancshares, Inc.

     Term Expiring at 2007 Annual Meeting

     James W. Cornelsen, 50, is the President and Chief Executive Officer of Old Line Bancshares, Inc. and Old Line Bank. He joined Old Line Bank and became a member of its Board of Directors in 1994. He has 29 years of commercial banking experience. Prior to joining Old Line Bank, Mr. Cornelsen was a Senior Vice President at

Sequoia National Bank and Vice President of Commercial Lending at Citizens Bank of Maryland. Mr. Cornelsen resides in LaPlata, Maryland.

     Daniel W. Deming, 56, is a Director of Deming Associates, Inc., in Accokeek, Maryland. He also serves as a Director of Kanawha Roxalana Company, in West Virginia and is a Director of Livingston, Ltd. All three of these companies are engaged in various aspects of real estate. Mr. Deming resides in Accokeek, Maryland. He has been a member of the Board of Directors of Old Line Bank since 1992.

     James F. Dent, 66, is owner and operator of a State Farm Insurance Agency which he established in 1961. He resides in LaPlata, Maryland. Mr. Dent is a founder of Old Line Bank and has served as a member of the Board of Directors of Old Line Bank since 1988.

     John D. Mitchell, Jr., 56, is President of JCV, Inc. a petroleum equipment company located in Hughesville, Maryland. Mr. Mitchell resides in LaPlata, Maryland. He has been a member of the Board of Directors of Old Line Bank since 1992.

     The Board of Directors has determined that Directors Charles A. Bongar, Craig E. Clark, Daniel W. Deming, James F. Dent, Nancy L. Gasparovic, Randy A. Lakes, Gail D. Manuel, John D. Mitchell, and Gregory S. Proctor, Jr. are “independent” as defined under the applicable rules and listing standards of the Nasdaq Stock Market, Inc.

BOARD MEETINGS AND COMMITTEES

     Old Line Bancshares, Inc.’s Board of Directors meets each month (usually the fourth Thursday of each month) and holds such special meetings as circumstances may require. The Board of Directors of Old Line Bancshares, Inc. and Old Line Bank met twelve times during 2004. Each director attended at least 75% of the total number of meetings of the Board of Directors and the Board committees of Old Line Bancshares, Inc. and Old Line Bank which he or she was a member during 2004.

     The Board of Directors of Old Line Bancshares, Inc. has standing Audit, Nominating and Compensation Committees. Old Line Bank also has a number of standing committees, including the Asset & Liability Committee, Audit Committee, Compensation Committee, Loan/Loan Review Committee, Nominating Committee and Real Estate Committee. The members of Old Line Bancshares, Inc.’s and Old Line Bank’s Audit, Compensation and Nominating Committees are the same, and these committees typically hold joint meetings.

     Old Line Bancshares, Inc.’s policy requires that, in the absence of an unavoidable conflict, all directors are expected to attend the annual meeting of Old Line Bancshares, Inc.’s stockholders. All members of the Board of Directors of Old Line Bank attended the 2004 annual meeting.

Audit Committee

     Old Line Bancshares, Inc.’s Audit Committee members are Randy A. Lakes, Craig E. Clark, James F. Dent and John D. Mitchell, Jr. The Board of Directors has determined that each of these individuals is independent, as defined under the applicable rules and listing standards of the Nasdaq Stock Market, Inc. and the rules and regulations of the Securities and Exchange Commission. In addition, the Board of Directors has determined that each committee member is able to read and understand fundamental financial statements, including Old Line Bancshares, Inc.’s consolidated balance sheet, income statement and cash flow statement. In addition, the Board of Directors has determined that Mr. Lakes is an “audit committee financial expert” as that term is defined by the rules and regulations of the Securities and Exchange Commission.

     The Audit Committee of Old Line Bancshares, Inc. and Old Line Bank held four meetings in 2004. The Audit Committee’s primary responsibilities are to assist the Board by monitoring (i) the integrity of the financial statements of Old Line Bancshares, Inc.; (ii) the independent auditors’ qualifications and independence; (iii) the performance of Old Line Bancshares, Inc.’s and its subsidiaries’ internal audit function and independent auditors; (iv) Old Line Bancshares, Inc.’s system of internal controls; (v) Old Line Bancshares, Inc.’s financial reporting and system of disclosure controls; and (vi) Old Line Bancshares, Inc.’s compliance with legal and regulatory requirements.

     In addition, the Audit Committee was appointed to oversee treatment of, and any necessary investigation concerning, any employee complaints or concerns regarding Old Line Bancshares, Inc.’s accounting and auditing matters. Pursuant to procedures adopted by Old Line Bancshares, Inc., any employee with such complaints or concerns is encouraged to report them, anonymously if they desire, to the Chair of the Audit Committee for investigation, and appropriate corrective action, by the Audit Committee.

     The Audit Committee has adopted a written charter, a copy of which is available in the shareholder relations section of Old Line Bank’s website at www.oldlinebank.com.

Nominating Committee

     Old Line Bancshares Inc.’s Nominating Committee members are Nancy L. Gasparovic, Craig E. Clark and Gregory S. Proctor, Jr. The Board of Directors has determined that each of these individuals is independent, as defined under the applicable rules and listing standards of the Nasdaq Stock Market, Inc. The Nominating Committee has adopted a written charter, a copy of which is available in the shareholder relations section of Old Line Bank’s website at oldlinebank.com. Old Line Bancshares, Inc. established the Nominating Committee in February 2004.

     The Nominating Committee determines whether the incumbent directors should stand for reelection to the Board of Directors and identifies and evaluates candidates for membership on the Board of Directors. In the case of a director nominated to fill a vacancy on the Board of Directors due to an increase in the size of the Board of Directors, the Nominating Committee recommends to the Board of Directors the class of directors in which the director-nominee should serve. The Nominating Committee also conducts appropriate inquiries into the backgrounds and qualifications of possible director candidates and reviews and makes recommendations regarding the composition and size of the Board of Directors.

     The Nominating Committee also evaluates candidates for nomination to the Board of Directors who are recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating Committee to become nominees for election to the Board may do so by submitting a written recommendation to the Secretary of Old Line Bancshares, Inc. at P.O. Box 1890, Waldorf, Md. 20604. Submissions must include sufficient biographical information concerning the recommended individual, including age, five year employment history with employer names and a description of the employer’s business, whether such individual can read and understand basic financial statements and board memberships for the Nominating Committee to consider. A written consent of the individual to stand for election if nominated and to serve if elected by the stockholders must accompany the submission. The Nominating Committee will consider recommendations received by a date not later than 120 calendar days before the date the Proxy Statement was released to stockholders in connection with the prior year’s annual meeting for nomination at that annual meeting. The Nominating Committee will consider nominations received beyond that date at the annual meeting subsequent to the next annual meeting.

     The Nominating Committee evaluates nominees for directors recommended by security holders in the same manner in which it evaluates any nominees for directors. Minimum qualifications include high moral character, mature judgment, familiarity with Old Line Bancshares Inc.’s business and industry, independence of thought and ability to work collegially.

Compensation Committee

     Old Line Bancshares, Inc.’s Compensation Committee members are Charles A. Bongar, Craig E. Clark, and Gail D. Manuel. The Board of Directors has determined that each of these individuals is independent, as defined under the applicable rules and listing standards of the Nasdaq Stock Market, Inc. The Compensation Committee of Old Line Bancshares, Inc. and Old Line Bank held one meeting in 2004.

     The Compensation Committee evaluates the performance of the President and Chief Executive Officer and makes recommendations to the Board of Directors regarding the President and Chief Executive Officer’s compensation. The Compensation Committee also reviews the current industry practices regarding compensation packages provided to executive management and the Board of Directors, including salary, bonus, stock options and other perquisites. Based on recommendations from the President and Chief Executive Officer, the Compensation Committee approves compensation provided to members of executive management, excluding the President and

Chief Executive Officer. The Compensation Committee also evaluates and recommends to the Board of Directors fees for non-employee board members.

DIRECTOR COMPENSATION

     During 2004, each non-employee Director of Old Line Bank, other than the Chairman and the Vice Chairman of the Board, received $300 for each attended meeting of the Board of Directors, and $150 for each attended meeting of the Asset & Liability Committee and the Loan/Loan Review Committee of the Board of Directors, and $300 for each attended meeting of the Audit Committee. Directors were not separately compensated for attendance at other committee meetings. Each non-employee Director of Old Line Bank, other than the Chairman of the Board, also received a $250 quarterly retainer during 2004. The Chairman of the Board received an annual compensation of $30,000 during 2004 and the Vice Chairman of the Board received annual compensation of $15,000.

     For 2005, each non-employee Director of Old Line Bank, other than the Chairman of the Board and the Vice Chairman of the Board, will receive $400 for each attended meeting of the Board of Directors, and $200 for each attended meeting of the Asset & Liability Committee, the Loan/Loan Review Committee, the Real Estate Committee and the Nominating Committee. Each non-employee Director of Old Line Bank, other than the Chairman of the Board and the Vice Chairman of the Board, will also receive $300 for each attended meeting of the Compensation Committee and the Audit Committee. Each non-employee Director of Old Line Bank, other than the Chairman of the Board and the Vice Chairman of the Board, also will receive a $250 quarterly retainer. During 2005, the Chairman of the Board will receive an annual compensation of $30,000 and the Vice Chairman will receive an annual compensation of $15,000. Old Line Bank reserves the right to change these amounts during 2005.

     Old Line Bancshares, Inc. has paid no remuneration, direct or otherwise, to its directors since its incorporation. It is expected that unless and until Old Line Bancshares, Inc. becomes actively involved in additional businesses other than owning all the capital stock of Old Line Bank, no separate compensation will be paid to the directors of Old Line Bancshares, Inc. in addition to that paid to them by Old Line Bank in their capacities as directors of Old Line Bank. However, Old Line Bancshares, Inc. may determine in the future that such separate compensation is appropriate.

     In addition to cash compensation, since 1997, Old Line Bancshares, Inc. or Old Line Bank (prior to Old Line Bank’s reorganization into the holding company structure) has granted options in December of each year to its non-employee directors. Historically, each non-employee director was granted an option to purchase 750 shares. For 2004, Old Line Bancshares, Inc. increased the 750 amount to 1,000, and on December 31, 2004, Old Line Bancshares, Inc. issued each non-employee director an option to purchase 1,000 shares of the Registrant’s common stock (1,200 shares if adjusted for the stock dividend). The options were granted at fair market value, are exercisable immediately, and expire on the tenth anniversary of the grant date. Also, the options terminate (if not exercised) on the first anniversary of the termination of the director’s service on the Board of Directors.

     For 2005, Old Line Bancshares, Inc. intends to grant options to purchase 1,200 shares of its common stock to its non-employee directors in December 2005 (1,000 shares plus 200 additional shares to adjust for the stock dividend). It is anticipated that the options will be granted at fair market value, will be exercisable immediately, and will expire on the tenth anniversary of the grant date. It is also anticipated that the options will terminate (if not exercised) on the first anniversary of the termination of the director’s service on the Board of Directors. Old Line Bancshares, Inc. reserves the right to change this policy.

EXECUTIVE COMPENSATION

Executive Compensation

     The following table sets forth the compensation paid by Old Line Bank to its Chief Executive Officer and to any other executive officer who received compensation in excess of $100,000 during 2004.

Summary Compensation Table

	Annual Compensation				Long-term Compensation
				Other	Securities
Name and Principal				Annual	Underlying	All Other
Position	Year	Salary ($)	Bonus ($)	Compensation	Options (#) (1)	Compensation
James W. Cornelsen, President & Chief Executive Officer (2),(3)	2004	$150,000	$40,000	$117,000	10,800	$9,439
	2003	$135,000	$30,000		3,960	$11,069
	2002	$120,000	$—		3,960	$4,195

Joseph E. Burnett Senior Vice President & Chief Lending Officer (4)	2004	$114,000	$17,000		3,960	$6,105
	2003	$107,000	$15,000		2,700	$6,126
	2002	$100,000	$—		—	$2,722

Christine M. Rush Senior Vice President, Chief Financial Officer, Corporate Secretary & Chief Credit Officer (5)	2004	$100,000	$17,000		3,960	$5,609
	2003	$90,000	$14,000		2,700	$4,794
	2002	$84,000	$13,660		—	$2,468

(1) Securities underlying options are adjusted for the 20% stock dividend paid on March 24, 2005.

(2) All other compensation includes $6,783, $6,633, and $2,400 of contributions to Old Line Bank’s 401(k) retirement plan for 2004, 2003 and 2002, respectively; $2,480, $3,160, and $990 of term life insurance payments paid by Old Line Bank on Mr. Cornelsen’s behalf for 2004, 2003 and 2002, respectively; auto reimbursement of $176, $1,276, and $805 in 2004, 2003 and 2002, respectively.

(3) In 2004, Mr. Cornelsen exercised his option to purchase 18,000 shares of common stock at an exercise price of $2.81. The market price of the common stock on the date of exercise was $9.31. The exercise price, the market price and the number of shares of common stock are adjusted for the 20% stock dividend paid on March 24, 2005. Other annual compensation in 2004 includes the $117,000 that represents the dollar difference between the price paid of the common stock and the fair market value of the common stock at exercise of the options.

(4) Other compensation includes $4,890, $4,910, and $2,000 of contributions to Old Line Bank’s 401(k) retirement plan for 2004, 2003 and 2002, respectively; and $1,215, $1,216, and $722 of term life insurance payments paid by Old Line Bank on Mr. Burnett’s behalf for 2004, 2003 and 2002, respectively.

(5) Other compensation includes $4,279, $4,190, and $1,935 of contributions to Old Line Bank’s 401(k) retirement plan for 2004, 2003 and 2002 respectively; and $1,330, $604, and $533 of term life insurance payments paid by Old Line Bank on Ms. Rush’s behalf for 2004, 2003 and 2002.

          The following table contains information concerning the grant of stock options made during the last completed fiscal year to Messrs. Cornelsen and Burnett and Ms. Rush.

	Individual Grants
	Number of	% of Total
	Securities	Options
	Underlying	Granted to	Exercise or Base
	Options	Employees in	Price	Expiration
Name	Granted(1)	Fiscal Year	($/Share)(1)(2)	Date
James W. Cornelsen(3)	10,800	57.69%	$9.83	12/31/2014
Joseph E. Burnett (4)	3,960	21.15%	$9.83	12/31/2014
Christine M. Rush (5)	3,960	21.15%	$9.83	12/31/2014

(1)	The number of securities underlying options granted and the exercise or base price are adjusted to reflect the 20% stock dividend paid on March 24, 2005.

(2)	The exercise price is equal to the fair market value on the date of grant.

(3)	Mr. Cornelsen received options to purchase 10,800 shares of common stock in December 2004 pursuant to his employment agreement. One-third of the grant vested as of December 31, 2004, one-third of the grant will vest on December 31, 2005 and one-third of the grant will vest on December 31, 2006.

(4)	Mr. Burnett received options to purchase 3,960 shares of common stock in December 2003 pursuant to his employment agreement. One-third of the grant vested as of December 31, 2004, one-third of the grant will vest on December 31, 2005 and one-third of the grant will vest on December 31, 2006.

(5)	Ms. Rush received options to purchase 3,960 shares of common stock in December 2003 pursuant to her employment agreement. One-third of the grant vested as of December 31, 2004, one-third of the grant will vest on December 31, 2005 and one-third of the grant will vest on December 31, 2006.

          The following table sets forth information on the aggregate number of shares of common stock exercised during 2004 by Mr. Cornelsen and the value realized by him as a result of such exercise, the underlying unexercised options held as of December 31, 2004 by Mr. Cornelsen, Mr. Burnett and Ms. Rush and the aggregate dollar value of in-the-money unexercised options held as of December 31, 2004 by Mr. Cornelsen, Mr. Burnett and Ms. Rush.

Aggregate Options Table

	Shares			Underlying			Value of Unexercised
	Acquired	Value		Unexercised Options at			in-the-Money Options
Name	On Exercise (#)	Realized ($)		December 31, 2004			at December 31, 2004(1)
				Exercisable		Unexercisable	Exercisable	Unexercisable
James W. Cornelsen	18,000	$117,000	(2)	28,800	(3)	7,200	$114,975	$—

Joseph E. Burnett	—	$—		4,020	(4)	2,640	$653	$—

Christine M. Rush	—	$—		4,020	(4)	2,640	$653	$—

(1) Represents the total gain which would be realized if all in-the-money options held at December 31, 2004 were exercised, determined by multiplying the number of shares underlying the options by the difference between the per share option exercise price and the fair market value of the shares at December 31, 2004 of $9.83.

(2) On February 26, 2004, Mr. Cornelsen exercised his option to purchase 18,000 shares of common stock at an exercise price of $2.81. The market price of the common stock on the date of exercise was $9.31. The exercise price, the market price and the number of shares of common stock are adjusted for the 20% stock dividend paid on March 24, 2005. The value realized represents the dollar difference between the price paid of the common stock and the fair market value of the common stock at exercise of the options.

(3) The exercise price of these options is $3.97 per share with respect to 3,600 of these options, $4.725 per share with respect to 3,600 of these options, $3.60 per share with respect to 4,500 of these options, $4.39 with respect to 4,500 of these options, $4.94 with respect to 4,500 of these options, $9.58 with respect to 4,500 of these options and $9.825 with respect to 3,600 of these options.

(4) The exercise price of these options is $9.58 per share with respect to 2,700 of these options and 9.83 per share with respect to 1,320 of these options.

Equity Compensation Plan Information

	Number of securities to be issued	Weighted average exercise	Number of securities
	upon exercise of outstanding	price of outstanding options,	remaining available for
Plan Category	options, warrants and rights	warrants and rights	future issuance
Equity compensation plans approved by security holders(1)	105,420	$7.86	293,580

(1)	Includes the 1990 Stock Option Plan, as amended, the 2001 Incentive Stock Option Plan, as amended and the 2004 Equity Incentive Plan. The 1990 Stock Option Plan, as amended and the 2001 Incentive Stock Option Plan, as amended, were approved by security holders of Old Line Bank and its predecessor, Old Line National Bank. Effective September 15, 2003, all of the then shareholders of Old Line Bank became shareholders of Old

Line Bancshares, Inc. The 2004 Equity Incentive Plan was approved by security holders of Old Line Bancshares, Inc.

Employment Agreements

     Old Line Bank has entered into employment agreements with each of James W. Cornelsen, Joseph E. Burnett and Christine M. Rush.

     On March 31, 2003, Old Line Bank entered into a new employment agreement with Mr. Cornelsen, which supersedes the agreement he entered into with Old Line Bank in 1999. Pursuant to the new agreement, Mr. Cornelsen will continue to serve as the President and Chief Executive Officer of Old Line Bank. The new agreement has an initial term of five years and thereafter may be extended by the Board of Directors, in their sole discretion, for one additional year or such greater term as the Board of Directors deems appropriate. The Board of Directors extended the term in 2004 by one additional year.

     The agreement provided for an initial annual salary of $135,000, subject to annual increases as may be determined by the Board of Directors. In 2004, this agreement was amended to increase Mr. Cornelsen’s salary to $190,000 subject to annual increases as may be determined by the Board of Directors. Mr. Cornelsen also may receive an annual bonus to be determined by the Board of Directors. In addition, Mr. Cornelsen is entitled to receive an annual grant of options to purchase at least 4,500 shares of common stock of Old Line Bancshares, Inc., assuming such options are available to grant under a shareholder approved stock option plan.

     The agreement terminates upon Mr. Cornelsen’s death, permanent disability or by mutual written agreement. In addition, Mr. Cornelsen may terminate the agreement within six months following a “change in control,” as described below, or for good reason as described in the agreement. Old Line Bank may terminate the agreement for certain events constituting cause as described in the agreement. Old Line Bank may also terminate the agreement without cause provided that it provides sixty days prior written notice to Mr. Cornelsen.

     If Mr. Cornelsen terminates the agreement for good reason, or if Old Line Bank terminates Mr. Cornelsen’s employment without cause or because of permanent disability, Mr. Cornelsen will receive severance pay for the remaining term of the agreement in an amount equal to his average annual compensation over the prior five years.

     If Mr. Cornelsen is terminated or terminates his employment in anticipation of or within six months following a change in control, he is entitled to a single payment equal to 2.99 times his average annual compensation over the prior five years. If the change of control payments were required to be paid in 2005, Mr. Cornelsen would receive approximately $421,369.

     Pursuant to the employment agreement, a “change in control” will occur if:

•	any person or persons acting in concert acquires, whether by purchase, assignment, transfer, pledge or otherwise (including as a result of a redemption of securities), then outstanding voting securities of Old Line Bancshares, Inc, if, after the transaction, the acquiring person (or persons) owns, controls or holds with power to vote twenty-five percent (25%) or more of any class of voting securities of Old Line Bancshares, Inc., as the case may be;

•	within any twelve-month period (beginning on or after the effective date of the employment agreement) the persons who were directors of Old Line Bancshares, Inc. immediately before the beginning of such twelve-month period (the “Incumbent Directors”) cease to constitute at least a majority of such Board of Directors; provided that any director who was not a director as of the effective date of the employment agreement will be deemed to be an Incumbent Director if that director was elected to such Board of Directors by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors;

•	the stockholders of Old Line Bancshares, Inc. approve a reorganization, merger or consolidation with respect to which persons who were the stockholders of Old Line Bancshares, Inc. immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than fifty percent (50%) of the combined voting power entitled to vote in the election of directors of the reorganized, merged or consolidated company’s then outstanding voting securities (other than in connection with the formation of the holding company); or

•	all or substantially all of the assets of Old Line Bancshares, Inc. are sold, transferred or assigned to any third party.

     On March 31, 2003, Old Line Bank entered into employment agreements with Mr. Burnett and Ms. Rush to serve as Senior Vice Presidents of Old Line Bank. Each agreement has an initial term of two years and thereafter will automatically be extended for periods of one year unless either party terminates the automatic renewal by giving written notice ninety days prior to the renewal date.

     Mr. Burnett’s agreement provided for an initial salary of $107,000 and Ms. Rush’s agreement provided for an initial salary of $90,000. These agreements were amended in 2004 to increase Mr. Burnett’s salary to $127,000 annually and Ms. Rush’s salary to $120,000 annually. Mr. Burnett and Ms. Rush each may receive an annual bonus to be determined by the chief executive officer of Old Line Bank. In addition, Mr. Burnett and Ms. Rush are each entitled to receive an annual grant of options to purchase at least 2,700 shares of common stock of Old Line Bancshares, Inc., assuming such options are available to grant under a shareholder approved stock option plan.

     Each agreement terminates upon the employee’s death or physical or mental incapacitation that has left the employee unable to perform his or her duties for a period of sixty consecutive days. In addition, the employee may terminate his or her agreement by giving Old Line Bank sixty days written notice. Old Line Bank may terminate each agreement for certain events constituting cause as described in the agreements. Each employee is entitled to receive the remaining balance of his or her unused vacation and personal leave at the termination of employment unless the employee is terminated for cause.

Information Regarding Executive Officers Who are Not Directors and Key Employees

     Executive Officers

     Joseph E. Burnett, 59, joined Old Line Bank as a Senior Vice President and Chief Lending Officer in August 2001. He is also a Senior Vice President of Old Line Bancshares, Inc. He has over 39 years of banking experience in the Washington, D.C. metropolitan area specializing in commercial transactions. Prior to joining Old Line Bank, Mr. Burnett was a Senior Vice President in Commercial Lending at Farmers Bank for two years (1999-2001) and at Suburban Bank for twelve years (1987-1999). Mr. Burnett resides in Dunkirk, Maryland.

     Christine M. Rush, 49, joined Old Line Bank in 1998. She is a Senior Vice President, the Chief Financial Officer, the Chief Credit Officer and the Secretary of Old Line Bank. She is also a Senior Vice President, Chief Financial Officer and the Secretary of Old Line Bancshares, Inc. Prior to joining Old Line Bank, Ms. Rush was a Vice President in Commercial Lending and Cash Management at Signet Bank. She has over 27 years banking and financial management experience. Ms. Rush resides in LaPlata, Maryland.

     Key Employees

     Jeffrey Franklin, 39, Senior Vice President of Old Line Bank, has been in charge of branch operations of Old Line Bank since March 2002. Prior to joining Old Line Bank, he was a Vice President at The Columbia Bank where he was responsible for various aspects of branch operations for six years. Prior to his tenure at The Columbia Bank, he held various positions at First Virginia Bank. Mr. Franklin has over 14 years of banking experience. He resides in Crofton, Maryland.

     Erin G. Lyddane, 29, Treasurer and Vice President of Old Line Bank, has been responsible for the daily operations of the bank and financial reporting since February 2000. She joined Old Line Bank in 1992 and previously worked in various positions within the bank, including Assistant Vice President, Branch Manager, Assistant Treasurer and Cashier. She resides in LaPlata, Maryland.

     The officers of Old Line Bancshares, Inc. and Old Line Bank are elected annually by the respective Boards of Directors following the annual meeting of stockholders and serve for terms of one year or until their successors are duly elected and qualified except where a longer term is expressly provided in an employment contract duly authorized and approved by the Board of Directors. See “Executive Compensation — Employment Agreements.”

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under the federal securities laws, Old Line Bancshares, Inc.’s directors and executive officers and persons holding more than ten percent of the outstanding shares of common stock are required to report their ownership and changes in such ownership to the Securities and Exchange Commission and Old Line Bancshares, Inc. Based solely on its review of the copies of such reports, Old Line Bancshares, Inc. believes that, for the year ended December 31, 2004, all Section 16(a) filing requirements applicable to Old Line Bancshares, Inc.’s officers, directors and greater than ten percent shareholders were complied with on a timely basis.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Old Line Bank has had in the past, and expects to have in the future, banking transactions with directors and executive officers and the business and professional organizations in which they are associated in the ordinary course of business. Any loans and loan commitments are made in accordance with all applicable laws. In the opinion of management, these transactions do not and will not involve more than the normal risk of collectibility or present other unfavorable features. Directors or officers with any personal interest in any loan application are excluded from considering any such loan application. The aggregate amount of loans outstanding at December 31, 2004 and 2003 to Old Line Bank’s directors, officers and their affiliates was approximately $2.9 million and $2.0 million, respectively.

     Old Line Bank has entered into various transactions with firms in which owners are also members of the Board of Directors. Fees charged for these services are at similar rates charged by unrelated parties for similar work. We paid to these parties a total of $6,886, $10,159, and $18,175 during the years ended December 31, 2004, 2003 and 2002, respectively.

     On July 22, 2004, Old Line Bancshares, Inc. executed an Operating Agreement as a member to establish Pointer Ridge Office Investment, LLC (“Pointer Ridge”). The purpose of Pointer Ridge is to acquire, own, hold for profit, sell, assign, transfer, operate, lease, develop, mortgage, refinance, pledge and otherwise deal with property located at the intersection of Pointer Ridge Road and Route 301 in Bowie, Md. Pointer Ridge has acquired the property and intends to construct a commercial office building. Old Line Bancshares, Inc. plans to lease approximately 50% of this building for its main office and a branch of Old Line Bank. Old Line Bancshares, Inc. has a 50% ownership in Pointer Ridge that equals it initial investment of $550,000. Frank Lucente, a director of Old Line Bancshares, Inc. and Old Line Bank, controls twenty five percent of Pointer Ridge and controls the manager of Pointer Ridge.

PROPOSAL II
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING
FIRM

     The Board of Directors has ratified and confirmed the Audit Committee’s selection of Rowles & Company, LLP as Old Line Bancshares, Inc.’s independent public accountants for 2005, subject to ratification by the stockholders. Rowles & Company, LLP has served as Old Line Bank’s independent public accountants since 1995 and is considered by the Audit Committee and management to be well qualified. No qualified opinions have been issued during such engagement.

     A representative of Rowles & Company, LLP will be present at the Annual Meeting to respond to appropriate questions and to make a statement if he or she desires to do so.

     A majority of votes cast at the meeting is required for approval of this proposal. Abstentions and broker non-votes will have no effect on the vote for this proposal.

     The Board of Directors recommends that stockholders vote “FOR” the ratification of the appointment of Rowles & Company, LLP as independent public accountants for 2005.

AUDIT COMMITTEE REPORT

     The Audit Committee has (1) reviewed and discussed Old Line Bancshares, Inc.’s audited financial statements with Old Line Bancshares, Inc.’s management and representatives of Rowles & Company, LLP, the independent auditors; (2) discussed with Rowles & Company, LLP all matters required to be discussed by SAS No. 61, as modified or supplemented; and (3) has received the written disclosures and the letter from Rowles & Company, LLP required by Independence Standards Board Standard No. 1, as modified or supplemented and has discussed with Rowles & Company, LLP the independence of Rowles & Company, LLP. Based on its review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements for the year ended December 31, 2004 be included in Old Line Bancshares, Inc.’s Annual Report on Form 10-KSB for the last fiscal year.

Audit Committee:

By:	Randy A. Lakes, Chairman
Craig. E. Clark
James F. Dent
John D. Mitchell, Jr.

Audit and Non-Audit Fees

     The following table presents fees for professional audit services rendered by Rowles & Company, LLP for the audit of Old Line Bancshares, Inc.’s annual consolidated financial statements for the years ended December 31, 2004 and December 31, 2003 and fees billed for other services rendered by Rowles & Company, LLP during those periods.

	Year Ended
	December 31
	2004	2003
Audit Fees (1)	$39,556	$38,495
Audit Related Fees (2)	—	28,672
Tax Fees (3)	6,292	7,177
All Other Fees (4)	3,102	5,698

Total	$48,950	$78,042

(1) Audit Fees consist of fees billed for professional services rendered for the audit of the Old Line Bancshares, Inc.’s consolidated (or Old Line Bank’s) annual financial statements and review of the interim consolidated financial statements included in quarterly reports, and services that are normally provided by Rowles & Company, LLP in connection with statutory and regulatory filings or engagements.

(2) Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of Old Line Bancshares, Inc.’s consolidated (or Old Line Bank’s) financial statements and are not reported under “Audit Fees.” In 2003, these fees included costs associated with reviews and advisory services related to the public offering.

(3) Tax Fees consist of fees billed for professional services rendered for federal and state tax compliance, tax advice and tax planning.

(4) Except for $2,306 incurred during 2004 for training, other fees relate to fees for internal auditing services rendered for periodic audits of Old Line Bancshares, Inc.’s and Old Line Bank’s internal practices and procedures to ensure they remain compliant with Federal Reserve and supervisory guidelines. These services were contracted prior to May 1, 2003 and Rowles and Company, LLP completed these services prior to May 6, 2004.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditor

     Old Line Bancshares, Inc.’s audit committee approves the engagement before Old Line Bancshares, Inc. or Old Line Bank engages the independent auditor to render any audit or non-audit services.

SHAREHOLDER COMMUNICATIONS

     If you would like to contact Old Line Bancshares, Inc.’s Board of Directors, including a committee of the Board of Directors, you can send an email to Crush@oldlinebank.com, or write to the following address:

Board of Directors
c/o Corporate Secretary
Old Line Bancshares, Inc.
P.O. Box 1890
Waldorf, Md. 20604

     The Secretary will compile all communications and submit them to the Board of Directors or the individual Directors on a periodic basis.

SHAREHOLDER PROPOSALS FOR THE 2005 ANNUAL MEETING

   In order to be included in the proxy materials for Old Line Bancshares, Inc.’s 2006 Annual Meeting, shareholder proposals submitted to Old Line Bancshares, Inc. in compliance with SEC Rule 14a-8 (which concerns shareholder proposals that are requested to be included in a company’s proxy statement) must be received in written form at Old Line Bancshares, Inc.’s executive offices on or before December 22, 2005. In order to curtail controversy as to compliance with this requirement, shareholders are urged to submit proposals to the Secretary of Old Line Bancshares, Inc. by Certified Mail—Return Receipt Requested.

     In addition to any other applicable requirements, for nominations for election to the board of directors outside of the procedures established in the charter of the Nominating Committee of Old Line Bancshares, Inc. and even if the proposal is not to be included in the Proxy Statement, pursuant to Old Line Bancshares, Inc.’s Bylaws, the shareholder must give notice in writing to the President of Old Line Bancshares, Inc. not less than 14 days nor more than 50 days prior to the date of the meeting called for the election of directors, provided, however, that if less than 21 days notice of the meeting is given to stockholders, such nomination must be mailed or delivered to the President not later than the close of business on the fifth business day following the date on which the notice was mailed. For the 2005 Annual Meeting, such notice would have to be received by the Secretary of Bancshares between April 6, 2005 and May 13, 2005.

     The notice must contain (i) the name and address of each proposed nominee; (ii) the principal occupation of each proposed nominee; (iii) the names of any associate or affiliate (as those terms are defined under the Securities Exchange Act of 1934, as amended) of each proposed nominee which own shares of capital stock of Old Line Bancshares, Inc. or are beneficial owners of options or parties to agreements in respect to the capital stock of Old Line Bancshares, Inc.; (iv) the total number of shares of capital stock of Old Line Bancshares, Inc. that will be voted for each proposed nominee; (v) the name and residence address of the notifying stockholder and (vi) the number of shares of capital stock of Old Line Bancshares, Inc. owned by the notifying stockholder and each proposed nominee. A full description of these notice requirements can be found in Article I, Section 7 of Old Line Bancshares, Inc.’s Amended and Restated Bylaws.

ANNUAL REPORT

     The Old Line Bancshares, Inc.’s annual report on Form 10-KSB for the year 2004 is included herein. Copies of the report will also be available at the Annual Meeting on May 26, 2005.

     A COPY OF OLD LINE BANCSHARES, INC.’S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-KSB FOR THE PERIOD ENDED DECEMBER 31, 2004, INCLUDING FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, WILL BE FURNISHED BY MANAGEMENT TO ANY BENEFICIAL OWNER OF ITS SECURITIES WITHOUT CHARGE UPON RECEIPT OF A WRITTEN REQUEST FROM SUCH PERSON. REQUESTS IN WRITING SHOULD BE DIRECTED TO OLD LINE BANCSHARES, INC. C/O CORPORATE SECRETARY, P.O. BOX 1890, WALDORF, MD. 20604. EACH REQUEST MUST SET FORTH A GOOD FAITH REPRESENTATION THAT, AS OF APRIL 14, 2005, THE RECORD DATE FOR THE ANNUAL MEETING, THE PERSON MAKING THE REQUEST WAS A BENEFICIAL OWNER OF SECURITIES ENTITLED TO VOTE AT SUCH MEETING.

OTHER BUSINESS

     The management of the Old Line Bancshares, Inc. does not intend to present any other matters for action at the Annual Meeting, and the Board of Directors has not been informed that other persons intend to present any matters for action at the Annual Meeting. However, if any other matter should properly come before the Annual Meeting, the persons named in the accompanying form of proxy intend to vote thereon, pursuant to the proxy, in accordance with their judgment of the best interests of Old Line Bancshares, Inc.

By order of the Board of Directors

	/s/	Craig E. Clark

April 20, 2005	Clark, Chairman of the Board

REVOCABLE PROXY
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
OLD LINE BANCSHARES, INC.
ANNUAL MEETING OF STOCKHOLDERS ON MAY 26, 2005

     KNOW ALL MEN BY THESE PRESENT, that the undersigned stockholder of Old Line Bancshares, Inc. (the “Company”) hereby appoints Mr. Daniel W. Deming and Ms. Nancy L. Gasparovic, and each of them acting singly, with full power of substitution, the attorneys and proxies of the undersigned and authorizes them to represent and vote on behalf of the undersigned as designated all of the shares of Common Stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on May 26, 2005, and at any adjournment or postponement of such meeting for the purposes identified below and with discretionary authority as to any other matters that may properly come before the Annual Meeting. Any and all proxies heretofore given are hereby revoked. The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement and Annual Report.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” ALL OF THE NOMINEES FOR DIRECTOR AND “FOR” EACH OF THE PROPOSALS DESCRIBED ON THE REVERSE SIDE. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXIES.

(Continued and to be signed on the reverse side)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

1.	Proposal 1 - Election of Directors

For Term to Expire 2008:
FOR all nominees listed below
WITHHOLD authority to vote for all nominees listed below
FOR, except vote withheld from the following nominees:

NOMINEES: Craig E. Clark, Randy A. Lakes, Gail D. Manuel, and Gregory S. Proctor, Jr.

2.	Proposal 2 – To ratify the appointment of Rowles & Company, LLP as independent public accountants to audit the financial statements of Old Line Bancshares, Inc. for 2005.

☐ FOR ☐ AGAINST ☐ ABSTAIN

This proxy may be revoked at any time prior to its exercise by written notice to the Company, by executing a proxy bearing a later date or by attending the meeting and voting in person.

Please vote, date and sign this proxy and return it promptly in the enclosed postage prepaid envelope. Prompt return of your proxy will assure that your vote will be counted if you are unable to attend the annual meeting, but will not prevent you from voting in person.

     If you plan to attend the meeting, please so indicate by checking the box so that we may make appropriate arrangements for the meeting. ☐

     (Please sign as name(s) appears on the attached label. If shares are held jointly, each holder should sign. A corporation is requested to sign its name by its President or other authorized officer, with the office held designated. A partnership should sign in the partnership name by a partner. Executors, administrators, guardians and attorneys are requested to indicate the capacity in which they are signing. Attorneys should submit powers of attorney.)

Date                     , 2005

Signature	Signature